EXHIBIT 23.C


                 CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER

Farmland Industries, Inc.:


We consent to the references to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.

                                      JAMES H. GLEN, JR.
                                      James H. Glen, Jr.
                                      INTERSTATE/JOHNSON LANE CORPORATION



November 27, 1996